Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 26, 2010 relating to the financial statements and financial statement schedules, which appear in Old Republic International Corporation’s Annual Report on Form 10-K for the year ended December 31, 2010. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

                          /s/ PricewaterhouseCoopers LLP

Chicago, Illinois
November 14, 2011